Exhibit 99.7

Preliminary Subscription Agreement

CapitalSouth Bancorp
2340 Woodcrest Place
Birmingham, Alabama 35209
Attn: Carol W. Marsh

Ladies and Gentlemen:

I hereby subscribe to purchase the number of shares of Common Stock, par value $1.00 per share (the “shares”) of CapitalSouth Bancorp (the “Company”) indicated below.

I have received a copy of the Company’s prospectus, dated [     ], 2008. I understand that my purchase of the Company’s stock involves significant risk, as described under “Risk Factors” in the prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the shares, the accuracy or adequacy of the prospectus, or any recommendation or endorsement concerning an investment in the shares.

I am not sending the purchase price for the shares I wish to buy at this time. After I receive the prospectus supplement announcing the results of the Company’s rights offering to its stockholders, if I still wish to purchase shares, I will send the Company an acknowledgment of subscription and a check in the amount of $[          ] multiplied by the number of shares I wish to buy. My check will be made payable to “CapitalSouth Bancorp”

WHEN THE COMPANY RECEIVES MY ACKNOWLEDGMENT OF SUBSCRIPTION AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.

NUMBER OF SHARES
(MINIMUM 100 SHARES):

TOTAL SUBSCRIPTION PRICE
(AT $[          ] PER SHARE):   *

PLEASE PRINT OR TYPE EXACT NAME(S) IN WHICH UNDERSIGNED DESIRES SHARES TO BE
REGISTERED:

* DO NOT SEND THE PURCHASE PRICE FOR YOUR SHARES AT THIS TIME.

SUBSTITUTE W-9

Under the penalty of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

DATE

SIGNATURE(S)*

AREA CODE AND TELEPHONE NO.

PLEASE INDICATE FORM OF OWNERSHIP YOU DESIRE FOR THE SHARES (INDIVIDUAL, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP, TENANTS IN COMMON, TRUST, CORPORATION, PARTNERSHIP, CUSTODIAN, ETC.):

SOCIAL SECURITY OR FEDERAL TAXPAYER
IDENTIFICATION NO.

TO BE COMPLETED BY THE COMPANY

Accepted as of          , 2008, as to           shares.

CAPITALSOUTH BANCORP

By:
Signature

Print Name

When signing as attorney, trustee, administrator, or guardian, please give your fall title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.

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